      Amendment to Schedule A and Schedule B to the Participation Agreement
                                      among
                           Allmerica Investment Trust,
            Allmerica Financial Investment Management Services, Inc.
                                       and
             Allmerica Financial Life Insurance and Annuity Company

WHEREAS, Allmerica Investment Trust, Allmerica Financial Investment Management Services, Inc. and Allmerica Financial Life Insurance and Annuity Company have previously entered into a Participation Agreement dated March 22, 2000 ("Participation Agreement"); and

WHEREAS, the Participation Agreement provides for the amendment of Schedule A and Schedule B thereto from time to time, and the parties now wish to amend Schedule A and Schedule B, to add additional separate accounts and change portfolios to service class, thereby substituting the attached Schedule A and Schedule B for the prior existing ones.

NOW, THEREFORE, the parties do hereby agree:

1. To amend Schedule A and Schedule B to the Participation Agreement by adopting the attached Schedule A and Schedule B, dated May 1, 2002, and by substituting the attached Schedule A and Schedule B for any and all prior amendments to Schedule A and Schedule B., as may have been adopted from time to time.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified below.


ALLMERICA FINANCIAL LIFE
INSURANCE AND ANNUITY COMPANY

By:      /s/ John P. Kavanaugh
        -------------------------------

Name:     John P. Kavanaugh
        -------------------------------

Title:    Vice President
        -------------------------------

Date:     May 1, 2002
        -------------------------------


ALLMERICA INVESTMENT TRUST                 ALLMERICA FINANCIAL INVESTMENT
                                           MANAGEMENT SERVICES, INC.

By:      /s/ Kristin L. Bushard            By:      /s/ Paul T. Kane
        -------------------------------            -----------------------------

Name:     Kristin L. Bushard               Name:     Paul T. Kane
        -------------------------------            -----------------------------

Title:    Vice President                   Title:    Vice President
        -------------------------------            -----------------------------

Date:     May 1, 2002                      Date:     May 1, 2002
        -------------------------------            -----------------------------

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
           SCHEDULE A TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                               (DATED MAY 1, 2002)

                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

                             VARIABLE LIFE PRODUCTS

SEPARATE ACCOUNT                           PRODUCT NAME                        1933 ACT #   1940 ACT #
----------------                           ------------                        ----------   ----------
VEL                                        VEL ('87)                            33-14672     811-5183
                                           VEL ('91)                            33-90320
                                           VEL (Plus)                           33-42687

VEL II                                     VEL ('93)                            33-57792     811-7466

Inheiritage                                Select Inheiritage                   33-70948     811-8120

Allmerica Select Separate Account  II      Select Life                          33-83604     811-8746

Allmerica Select Separate Account III      Select SPL                          333-58551     811-8859
                                           SPL II                              333-84306

VEL Account III                            Allmerica Estate Optimizer          333-58385     811-8857

FUVUL Separate Account                     ValuePlus Assurance (First Union)   333-93013    811-09731

Group VEL                                  Group VEL                            33-82658     811-8704
                                           Group VEL COLI                      333-39798

Separate Account IMO                       Allmerica VUL 2001                  333-84879    811-09529
                                           Allmerica Select Life Plus          333-84879
                                           VUL 2001 Survivorship               333-90995

Separate Account FR1                       PremierFocus                           N/A           N/A

Separate Account FR2                       PremierFocus                           N/A           N/A

Separate Account FR3                       PremierFocus                           N/A           N/A

Separate Account FR4                       PremierFocus                           N/A           N/A

Separate Account FQ1                       PremierFocus                           N/A           N/A

Separate Account MM                        Ehrenkranz PPVUL                       N/A           N/A
                                           Neuberger Berman PPVUL
                                           Ramius PPVUL Strauss

Separate Account EQ1                       Ehrenkranz PPVUL                       N/A           N/A

                            VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                           PRODUCT NAME                        1933 ACT #   1940 ACT #
----------------                           ------------                        ----------   --------
VA-K                                       ExecAnnuity Plus 91                  33-39702    811-6293
                                           ExecAnnuity Plus 93                  33-39702
                                           Advantage                            33-39702
                                           Agency C-Shares                     333-38274
                                           Agency Accumulator (no-load)        333-87099
                                           ValuePlus Assurance IVA             333-81861
                                           (First Union)
                                           Allmerica Immediate Advantage       333-81861
                                           Variable Annuity (IVA)-2
                                           Fund Quest                          333-90543
                                           Allmerica Value Generation          333-87099
                                           (Annuity Scout)

Allmerica Select Separate Account          Allmerica Select Resource I          33-47216     811-6632
                                           Allmerica Select Resource II         33-47216
                                           Allmerica Select Reward (Bonus)     333-78245
                                           Allmerica Select Charter            333-63093
                                           (C-Shares)                          333-92115
                                           Allmerica Select Secondary B/D

Separate Accounts VA-A, VA-B, VA-C,        Variable Annuities (discontinued)
VA-G, VA-H

Fulcrum Separate Account                   Fulcrum                             333-11377     811-7799

Separate Account UR1                       PremierFocus                            N/A          N/A

Separate Account UR2                       PremierFocus                            N/A          N/A

Separate Account UR3                       PremierFocus                            N/A          N/A

Separate Account UR4                       PremierFocus                            N/A          N/A

Separate Account UQ1                       PremierFocus                            N/A          N/A

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
           SCHEDULE B TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                               (DATED MAY 1, 2002)

                    PORTFOLIOS OF ALLMERICA INVESTMENT TRUST

                      AIT Core Equity Fund (Service Shares)
                       (formerly Growth Fund)
                      AIT Equity Index Fund (Service Shares)
                      AIT Government Bond Fund (Service Shares)
                      AIT Money Market Fund (Service Shares)
                      AIT Select Aggressive Growth Fund (Service Shares)
                      AIT Select Capital Appreciation Fund (Service Shares) AIT Select Emerging Markets Fund (Service Shares)
                      AIT Select Growth and Income Fund (Service Shares)
                      AIT Select Growth Fund (Service Shares)
                      AIT Select International Equity Fund (Service Shares) AIT Select Investment Grade Income Fund (Service Shares)
                       (formerly Investment Grade Income Fund)
                      AIT Select Strategic Growth Fund (Service Shares)
                      AIT Select Strategic Income Fund (Service Shares)
                      AIT Select Value Opportunity Fund (Service Shares)